                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT
                                  (Executive)

       This Employment Agreement ("Agreement") is made in Houston, Harris County, Texas by and between PowerBrief, Inc. (the "Company") and LESLIE BUTTERFIELD ("Employee") on this 12TH day of APRIL, 2000 (hereinafter "Effective Date"). Now, in exchange for the mutual covenants and consideration expressed herein, the sufficiency of which is hereby acknowledged, Company and Employee agree as follows:

1. Employment. Company is engaged in the business of providing Internet-based solutions, services and products to clients. Company hereby employs Employee as provided in this Agreement in the position of VICE PRESIDENT OF MARKETING. Employee accepts such employment with Company.

2. Term. Employee's employment shall begin on the Effective Date and shall continue for a three (3) year period, subject to the termination provisions in Paragraph 10.

3. Duties. Employee's duties shall be those assigned to Employee from time to time by Company's officers, managers and/or Board of Directors. Employee agrees that he/she will serve Company faithfully, diligently and to the best of Employee's ability during the term of employment with Company. Employee shall devote all of Employee's working time and his/her best efforts to the performance of Employee's duties and to advance the interests of Company. Employee agrees to comply with all of Company's policies, practices, procedures and directives.

4. Compensation and Equity Incentive Plan. Company shall pay to Employee compensation as outlined on EXHIBIT A to this Agreement. Subject to any necessary stockholder and/or Board approval, and subject to the terms and conditions of the Company's 2000 Equity Incentive Plan and the Stock Option Agreement between the Company and Employee, the Company shall make stock options available to Employee as outlined on EXHIBIT A. Further, Employee shall be allowed to participate, on the same basis generally as other similar employees of Company, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Company to all or substantially all of Company's employees. Company shall not by reason of this provision, however, be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such employee benefit plan or program, so long as such actions are similarly applicable to covered employees generally. Employee agrees that at the termination of his/her employment, Company may deduct from Employee's final compensation any amounts Employee may owe Company.

5. Conflict of Interest. In acknowledgment of Employee's high fiduciary duties to the Company, Employee agrees that he/she shall not, acting alone or in conjunction with others, directly or indirectly, become involved in any conflict of interest whatsoever, and upon discovery thereof, Employee shall not allow such conflict to continue. Moreover, Employee agrees that he/she shall disclose to the Company's President any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Company or its clients, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Employee would or might arise and which must be reported immediately by Employee to the President of Company, include, but are not limited to, the following:

         (a) Ownership or a material interest in any supplier, client or other entity with which Company does business;

         (b) Acting in any capacity including director, officer, partner, consultant, employee, distributor, agent or the like for any supplier, client or other entity with which Company does business;

         (c) Acceptance, directly or indirectly, of payments, services or loans from any supplier, client, or other entity with which Company does business, including, but not limited to gifts, trips, entertainment or other favors of more than a nominal value (more than $50.00);

         (d) Misuse of Company information or facilities to which Employee has access in a manner which will be detrimental to Company's interests, such as utilization for Employee's own benefit of know-how or information developed through the Company's business;

         (e) Disclosure or other misuse of information of any kind obtained through Employee's employment with Company;

         (f) Appropriation by Employee or the diversion to others, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that Company would be interested; and

         (g) The ownership, directly or indirectly, of an interest in any enterprise in competition with Company or its clients, or acting as a director, officer, partner, consultant, employee or agent of any enterprise which is in competition with Company or its clients; however, Employee shall have the right to purchase, acquire and/or invest in capital stock or other securities of any entity whose stock or securities are regularly traded on the New York Stock Exchange, the American Stock Exchange, or those which are reported on the National Association of Securities Dealers Automated Quotation System.

6.       Confidential Information and Intellectual Property Rights

         6.1      Definitions

                  (a) "Confidential Information" means any information which is proprietary or confidential to the Company, including without limitation:

                           (i) any Developments (as hereinafter defined):

                           (ii) trade secrets, information and other subject matters pertaining to the Company's business, activities, processes, methods, formulae, apparatus, specifications, materials, customers, suppliers, contracts, finances, personnel, research, ideas, plans, policies or intentions; and

                           (iii) matters which although not trade secrets, the dissemination to, or knowledge by, others whereof might prove prejudicial to the Company, whether such information is acquired or made, authored, conceived, created or developed by Employee in the course of employment under this Agreement or obtained directly or indirectly from other employees, suppliers, customers or consultants of the Company.

                  (b) "Developments" includes discoveries, inventions, improvements, developmental or experimental work, whether patentable or not, original literary and artistic works, computer programs, designs, manuals, ideas, processes, methods, and concepts relating or in any way pertaining to, or connected with, any of the matters which will be within the existing or contemplated scope of the Company's business in a technical, scientific, manufacturing, marketing, or financial way, which are acquired, made, discovered, invented, improved, developed, authored, conceived, created, used, sold, marketed, or distributed by Employee alone or in conjunction with others or to which Employee is exposed during the period of his employment with Company whether or not in the performance of Employee's duties as an employee of Company.

                  (c) "Protection" includes patent applications and patents in any countries, including all divisions, continuations, reissues, and extensions thereof and rights or priority resulting from the filing of such applications, industrial design registrations, and other forms of protection in other countries corresponding to such registration, including all divisions, continuations, reissues and extensions thereof and all such applications and rights of priority resulting from the filing of such applications, all copyright, including all reversions thereof, and any and all other forms of intellectual property relating to the Developments.

         6.2 Ownership of Confidential Information. Employee agrees that all Confidential Information is the exclusive property of Company and Employee further agrees that all right, title and interest in and to any and all Confidential Information (whether or not Employee may solely or jointly conceive or develop such Confidential Information during the period of Employee's employment by Company) is hereby unconditionally assigned to Company.

         6.3 Ownership of Protection. Employee agrees that all Protection is the exclusive property of Company and agrees to do all such things and to execute without further consideration, but at the expense of Company, such further assurances, applications, instruments, and other documents as may reasonably be required by the Company to obtain and maintain the Protection for any Developments and Confidential Information and for assigning, transferring, conveying, and securing to the Company or its nominee the sole and exclusive right, title, property, benefit, and interest in and to such Protection for the Developments and Confidential Information.

         6.4 Other Acknowledgments and Agreements. Employee further agrees not to disclose, reproduce, download or use any Confidential Information without the express prior written approval of Company, except as would be required in the normal course and scope of performing Employee's job duties for Company. At such time that Employee ceases to be employed by Company, Employee agrees to immediately turn over to Company all information, including papers, documents, writings, computer files and all copies thereof, and any other property such as keys, computer software, hardware and equipment provided to or prepared by Employee during the course and scope of his/her employment with Company. Further, Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company, any of its subsidiaries or affiliates, or any of such entities' officers, employees, shareholders, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company, any of its subsidiaries or affiliates, or any of such entities' business affairs, officers, employees, shareholders, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company, any of its subsidiaries or affiliates, or such entities' officers, employees, shareholders, agents, or representatives; or that place Company or any of its subsidiaries or affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company, any of its subsidiaries or affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company entities and affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

7. Non-Competition. In acknowledgment of the consideration provided under this Agreement, upon termination of Employee's employment by the Company for cause (as defined in Paragraph 10.1) or by the Employee for any reason, Employee will not, directly or indirectly, individually or in conjunction with any person, firm, partnership, corporation and/or any other entity (collectively "Entity"), whether as principal, agent, director, officer, employee, consultant, investor, shareholder, or in any other manner whatsoever, for a period of three (3) years, compete either directly or indirectly with Company in any manner whatsoever. The following examples are listed only as identifiers of conduct, which both parties agree, would amount to direct and/or indirect competition and a material breach of this Agreement, and in no way limit the possible realm of conduct which could amount to a material breach. For example,

                  (a) carry on, be engaged in, concerned, connected and/or interested in any business or activity in competition with the business of the Company, or advise, lend money to, guarantee the debts or obligations of, or permit Employee's name or any part thereof to be used or employed by any Entity, engaged in competition with the business of the Company in any of the States Company is doing business at the time of the termination of the employment relationship;

                  (b) solicit or attempt to solicit any of the employees of the Company to enter into employment or service with any Entity described in (a) above, or

                  (c) solicit in respect to services and/or products of the same nature as those services and products provided by the Company, any customer of the Company or any person actively solicited by the Company in any of the States Company is doing business at the time of the termination of the employment relationship.

Employee warrants and agrees that the covenants in this section are reasonable and valid and all defenses to the strict enforcement thereof are hereby irrevocably waived to the extent allowed by law. Further, if any court or tribunal is asked to interpret this provision and finds such provisions too broad to be enforceable, then Employee hereby agrees that such provision shall be interpreted to provide the broadest scope and longest duration enforceable under the applicable law.

8. Remedies. Employee understands and acknowledges that each of the provisions in Paragraphs 5, 6 and 7 are important and material, gravely affect the effective and successful conduct of Company's business, and affects its reputation and good will. Employee further understands and acknowledges that his/her employment is expressly contingent upon agreement to the terms in these paragraphs. Any breach of the terms of these paragraphs shall be considered a material breach. Employee further understands and agrees that such a breach (or threatened breach) presents a situation from which the Company will have no adequate remedy at law, and for which Employee may be enjoined. Employee understands and agrees that he/she may be required to pay to the Company all damages which may arise from the breach or threatened breach, together with interest, costs and Company's reasonable attorneys' fees arising therefrom. Should injunctive relief be pursued by Company, Employee hereby consents to the issuance of injunctive relief without the requirement of any bond and/or other type of security whatsoever.

9. Continuing Effect. Employee understands and acknowledges that Employee's responsibilities in Paragraphs 5, 6 and 7 are severable from the rest of this Agreement and shall continue in full force and effect after Employee's employment relationship with the Company ends or if this Agreement is otherwise terminated for any reason.

10.      Termination Provision:

         10.1 Termination for Cause. Employee may only be terminated for (i) inability or refusal to perform his/her duties, (ii) any material breach of this Agreement (including, without limitation, any announcement of an intention to terminate Employee's employment relationship), (iii) engaging in misconduct,
(iv) failure to follow Company's policies, directives, or orders, (v) failure to provide an adequate level of performance as determined by the Board of Directors, (vi) insubordination or disruptive influence, (vii) unauthorized or excessive absences, (viii) destruction of Company property or falsification of Company documents, (ix) conviction of a crime of moral turpitude or felony, or
(x) committing acts of gross negligence, dishonesty or disloyalty.

         10.2 Termination without Cause. Company may terminate Employee's employment without cause at any time, provided however, that if Employee's employment is terminated under this paragraph, then Company will continue to pay to six (6) months of Employee's base salary, to which he/she is entitled.

11. Employee Representations. Employee represents that Employee is free to enter into this Agreement and has no written agreement or legal obligation with another person or entity pertaining to confidentiality, noncompetition or restrictions against competitive employment. Employee further represents that he/she has had the opportunity to gain advice of counsel regarding this Agreement and has either done so or chosen to forgo such advice of his/her own volition.

12. Vacation; Holidays; Sick Leave. Employee will be entitled to a total of three (3) weeks annual paid vacation time, plus any regularly observed holidays of Company.

13. Business Expenses. Employee shall be reimbursed for all reasonable expenses incurred by Employee on behalf of the Company.

14. Invalidity. If any part of this Agreement is declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion of the Agreement. Those portions not declared invalid shall remain in full force and effect as if this Agreement had been executed without the inclusion of the invalid portion. The invalid portion, if any, shall be modified by the court to the extent necessary to become enforceable.

15. Modification. This Agreement constitutes the entire agreement between Company and Employee and may not be changed, altered or modified unless in writing and signed by both parties. This Agreement shall be governed by the Texas Statute of Frauds.

16. Construction and Jurisdiction. This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas. All claims, if any, arising under or relating to this Agreement shall be brought exclusively in Harris County, Texas, and both parties agree to the exclusive jurisdiction and venue of such courts. Further, this Agreement shall be interpreted and enforced under the laws of the State of Texas, without regard to any conflicts of laws.

17. Binding Affect. The rights and benefits of Employee under this Agreement are personal to Employee and shall not be subject to voluntary or involuntary alienation, assignment, or transfer. This Agreement may be assigned by Company and shall inure to the benefit of any such assignee.

18. Waiver. Waiver by Company of any breach of this Agreement by Employee shall not be effective unless in writing and signed by the President of Company, and no such waiver shall operate or be construed as a waiver of any subsequent breach.

19. Employee Acknowledgment. By signing below, Employee acknowledges and agrees that he/she has read and fully understands this Agreement, its purposes, terms and provisions which Employee agrees to abide by and which Employee expressly acknowledges to be reasonable in all respects. Employee further acknowledges receipt of a copy of this Agreement.


ACCEPTED AND AGREED:

POWERBRIEF, INC.

By:  /s/ Ernest D. Rapp
     ----------------------------------

Title:  CEO
        -------------------------------

Date:   4/4/00
        -------------------------------



Employee:  /s/ Leslie Butterfield
           ----------------------------
Date:      /4/4/00
           ----------------------------

                                   Exhibit A


Employee Name:                      LESLIE BUTTERFIELD

Position:                           VICE PRESIDENT OF MARKETING

Location:                           Houston, Harris County, Texas

Reporting Relationship:             CEO and Board of Directors

Monthly Base Salary:                $9,583.33 per month

Annual Bonus:                       Up to 40% of base annualized compensation
                                    subject to milestones to be agreed upon
                                    between employee and CEO, measured and
                                    payable quarterly.

Long Term Incentive:                Company shall grant Employee 57,000(1) stock
                                    options (NQ) (vesting in three equal parts at each one year anniversary) with an exercise price of $2.50 per share, pursuant to and subject to any and all necessary stockholder and/or Board approval, and the terms and conditions of Company's 2000
                                    Equity Incentive Plan and the Stock Option
                                    Agreement between Company and Employee.
                                    Employee shall be eligible for up to an
                                    additional 28,500 stock options (NQ) as
                                    follows:

                                            Options for 9,500 shares with an
                                            exercise price of $2.50 per share
                                            vesting upon the initial public
                                            offering of the company's
                                            securities or sale of all of the
                                            Company's equity securities in a
                                            Change in control transaction
                                            resulting in consideration of $18
                                            or greater per share of common
                                            stock, as valued by the Board of
                                            Directors;

                                            Options for 9,500 shares with an
                                            exercise price of $2.50 per share
                                            vesting upon the Company's
                                            generation of cumulative revenue in
                                            excess of $10mm; and

                                            Options for 9,500 shares with an
                                            exercise price of $2.50 per share
                                            to vest upon the measured
                                            improvement of usability and
                                            customer satisfaction



---------

(1) This is a pre- 3 for 1 split number.

                                            in comparing Version 1.0 to Version
                                            2.0. It is anticipated that the
                                            study will occur with 60 to 90 days
                                            post release of each version.

Benefits:                 CUSTOMARY benefits available to other executives at
                          the company

ACCEPTED AND AGREED:

POWERBRIEF, INC.

By:  /s/ Ernest D. Rapp
     -------------------------------

Title:  CEO
        ----------------------------

Date:   4/4/00
        ----------------------------


Employee:  /s/ Leslie Butterfield
           -------------------------

Date:      4/4/00
           -------------------------